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                                                                   Exhibit 10.31


                                OPTION AGREEMENT
                                     BETWEEN
                        CORPORATE OFFICE PROPERTIES, L.P.
                                       AND
                              BLUE BELL LAND, L.P.

         THIS OPTION AGREEMENT is made March __, 1998 between BLUE BELL LAND, L.P., a Delaware limited partnership ("OPTIONOR") with a business address at One Logan Square, 11th Fl., Philadelphia, PA 19103 and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("COPLP") with a business address at One Logan Square, 11th Fl., Philadelphia, PA 19103.

                                   BACKGROUND

         Optionor desires to grant to COPLP an option (the "OPTION") to purchase all that certain ground, together with any improvements thereon and appurtenant easements, situated at and commonly known as 795 Jolly Road, Whitpain Township, Montgomery County, Pennsylvania, as more particularly described on Exhibit "A" attached hereto (the "PROPERTY"). The Property also includes any applicable service contracts, construction contracts and/or leases.

         NOW, THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

         1. BASIC TERMS. Optionor hereby grants COPLP the option ("OPTION") to purchase the Property on the terms set forth in this Agreement.

                  (a) METHOD TO EXERCISE OPTION.Subject to Optionor's Transfer Rights (defined below), COPLP shall have a one-time right to exercise its Option (if at all). To exercise its option, COPLP shall notify Optionor (the "EXERCISE NOTICE") at any time within 5 years after the date of this Agreement (the "OPTION PERIOD"), which Option Period may be extended by Optionor as set forth below. If COPLP does not timely exercise its Option, then (i) this Agreement shall be of no further force or effect and (ii) the Option shall lapse and be deemed waived and extinguished.

                  (b) PURCHASE PRICE. The "PURCHASE PRICE" for the Property shall be the greater of: (i) 95% of the then-Fair Market Value (defined below); or (ii) Optionor's Basis (defined below).


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                                    "FAIR MARKET VALUE" shall be established as
follows. Within 15 days after Optionor receives the Exercise Notice, Optionor shall notify COPLP of Optionor's determination of the Property' fair market value (the "FMV NOTICE"). Such determination shall be conclusive and binding, unless COPLP notifies Optionor of COPLP's objection within 10 days after Optionor gives the FMV Notice. If COPLP so objects, then Optionor and COPLP shall mutually select an appraiser to determine the Property's fair market value, whose determination shall be conclusive and binding; and COPLP shall pay all costs and expenses for the appraisal.

                                    "OPTIONOR'S BASIS" means the Optionor's
adjusted basis in the Property and improvements (including all 'hard' and 'soft' costs) for income tax purposes on an accrual basis, plus all taxable losses incurred during the period from the date of this Agreement through the Settlement date.

                  (c) PAYMENTS. Within 10 days after Optionor gives the FMV Notice, COPLP shall deliver to Optionor its "DEPOSIT" equal to 10% of the fair market value set forth in the FMV notice. Interest on the Deposit shall accrue at 5%. At Settlement, COPLP shall pay the balance of the Purchase Price. At Optionor's election, COPLP shall tender all payments in cash, by bank check, by wire-transfer of immediately-available funds and/or with 'Common Units' of COPLP. The number of Common Units shall be based on the weighted-average share price of Corporate Office Properties Trust's (a Maryland REIT) common stock for the 20-day period prior to the Settlement date.

                  (d) TIME OF ESSENCE. The time to make all payments and for Settlement is strictly of the essence.

                  (e) SUSPENDING AND EXTENDING OPTION PERIOD. At any time and from time to time, Optionor in its sole discretion may, but shall not be obligated to, suspend COPLP's right to exercise the Option. To suspend such right, Optionor shall notify COPLP (the "SUSPENSION NOTICE"), specifying the number of days for which the Option right is suspended (the "SUSPENSION PERIOD"); and in that case, the Option Period shall be extended by the number of days comprising the Suspension Period. Any Exercise Notice given during the Suspension Period shall be of no force or effect.

                           By way of example (and not of limitation), Optionor
may suspend COPLP's right in case of casualty, condemnation, development, construction or construction financing affecting the Property.

                  (f) OPTIONOR'S TRANSFER RIGHT. Despite anything in this Agreement to the contrary, if during the Option Period Optionor receives a BONA FIDE offer to sell all or a portion of the Property to another purchaser, Optionor may accept such offer (the "TRANSFER RIGHTS") provided Optionor notifies COPLP (the "OFFER NOTICE") of the terms thereof (the "OFFER TERMS"). COPLP shall have the right to purchase the Property (or portion thereof, as the case may be) strictly in accordance with the Offer Terms, by notifying Optionor of its acceptance


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within 10 days after Optionor gives the Offer Notice. If COPLP fails to timely notify Optionor that it accepts the Offer Terms, then: (i) Optionor may freely sell the Property (or portion thereof, as the case may be) substantially in accordance with the Offer Terms; (ii) this Agreement shall be of no further force or effect, if the Offer Terms comprise all of the Property; and (iii) the Option shall lapse and be deemed nullified and extinguished as to the Property (or portion thereof, as the case may be) comprising the Offer Terms.

                  (g) INSPECTION PERIOD. COPLP shall have 15 days after giving the Exercise Notice (the "INSPECTION PERIOD") to make (at COPLP's sole expenses) all audits, inspections or investigations of the Property desired by COPLP, subject to Optionor's requirements as set forth below.

                           COPLP and its accountants, attorneys or other
representative(s) shall have the right, during regular business hours and with reasonable notice, to:

                                    (i) interview any manager regarding the
management, condition or operation of the Property, and to inspect any leases, books, files and records relating to the Property's condition, operation or management; and

                                    (ii) subject to the rights of tenants
occupying space at the Property, inspect the Property and improvements and make such tests, surveys and inspections as COPLP deems necessary, including, without limitation, soil tests, topographical surveys, structural and foundation surveys, concrete tests, roof inspections, equipment inspections and environmental inspections. COPLP shall exercise (and cause its agents and employees to exercise) due care and ordinary prudence in performing such surveys, inspections and tests and shall not exercise such right in a manner that interferes with the operation of the Property. If the sale is not consummated, or COPLP gives its Rescission Notice (defined below), then COPLP (at its own expense) shall promptly repair any damage to the Property and improvements resulting from such surveys, tests or inspections. COPLP shall indemnify, defend, save and hold harmless Optionor from and against any and all claims, liens (including, without limitation, mechanic's and materialman's liens), actions, suits, proceedings, costs, expenses, damages or other liabilities, including, without limitation, attorneys' fees and court costs, all as incurred, arising out of the rights granted to COPLP pursuant to the terms of this Inspection Period.

                           COPLP, its contractors and representatives shall keep
confidential any and all information, documents and reports obtained or prepared by them relating to the Property. At Optionor's request, COPLP shall furnish to Optionor copies of all studies, tests and surveys undertaken and completed in connection with such inspections and at Optionor's request therefor, certify same to Optionor.

                           If during the Inspection Period COPLP disapproves of
the condition of the Property, in its sole and absolute discretion, COPLP may rescind its Exercise Notice by delivering written notice to Optionor (the "RESCISSION NOTICE") before the Inspection Period expires. In such event:
(i) COPLP shall be entitled to a return of the Deposit; (ii) Optionor shall


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have no further obligations, and (iii) COPLP shall have no further rights
(including the Option) under this Agreement. If COPLP does not give the Rescission Notice before the Inspection Period expires, COPLP shall be deemed to have accepted the condition of the Property and COPLP may not thereafter terminate this Agreement or rescind its Exercise Notice.

         2. SETTLEMENT. "SETTLEMENT" shall be 60 days after COPLP gives the Exercise Notice.

         3. DEFAULT BY COPLP. If COPLP breaches this Agreement, then in addition to all other rights and remedies, Optionor shall retain the Deposit.

         4.       DELIVERIES AT SETTLEMENT.

                  (a) At Settlement, Optionor will deliver: (i) a special warranty deed; (ii) an assignment (without recourse) of any service contracts, tenant leases, security deposits, warranties, guaranties, bonds, outstanding construction contracts, tenant improvement contracts and/or capital contracts applicable to the Property; (iii) originals or copies of the foregoing documents; (iv) a form letter to any tenants, notifying them of the sale;
(v) quitclaim bill of sale, if any personalty; (vi) a FIRPTA affidavit; and
(viii) such customary affidavits, certifications, evidence and other documents which COPLP's title company reasonably requests.

                  (b) At Settlement, COPLP will deliver: (i) the balance of the Purchase Price; and (ii) such customary affidavits, certifications, evidence and other documents as may be required by Optionor or COPLP's title company. COPLP shall join in any affidavits, certification or other documents Optionor reasonably requests.

         5. TITLE; LIENS AND ENCUMBRANCES. Optionor will deliver good and marketable title, insurable at regular rates by any reputable title insurance company. The Property shall be conveyed clear of all monetary liens and encumbrances, except easements, restrictions, rights, rights of way (recorded and unrecorded), matters which an accurate survey would disclose, instruments of record, governmental laws, rules, orders and regulations, governmental notices and pending municipal improvements (collectively, the "TITLE EXCEPTIONS").

         6. ZONING. The zoning classification of the Property is currently "R-E" (Research and Engineering).

         7. RISK OF LOSS. Risk of loss shall remain upon Optionor until Settlement.

         8. APPORTIONMENTS. Real estate taxes, and municipal water and sewer rentals, shall be apportioned as of the Settlement date. The parties shall also apportion all other customary items (for example, other utilities; rents, additional rents, charges and security deposits under any tenant leases; service contracts). In case of casualty or condemnation, any proceeds shall likewise be apportioned and/or credited at Settlement. All real estate transfer taxes, documentary stamp taxes and all other closing-related costs shall be paid by COPLP.


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         9.       RECORDING. Subject to the next sentence, neither party shall record or file this Agreement (or an extract or memorandum thereof) in any public office, without both parties' written consent. Despite the foregoing, Optionor and/or COPLP may (without the other's consent) file and/or record this Agreement (or an extract or memorandum thereof) with any authority which regulates publicly-traded securities (for example, the Securities and Exchange Commission, NASDAQ and/or NYSE).

         10. NO FORMAL TENDER REQUIRED. The tender of an executed deed by Optionor and the tender by COPLP of the balance of the Purchase Price payable at Settlement are mutually waived, but nothing in this Agreement shall be construed as a waiver of Optionor's obligation to deliver the deed and/or of the concurrent obligation of COPLP to pay the balance of the Purchase Price payable at Settlement.

         11. REPRESENTATIONS AND WARRANTIES. Optionor makes only the following representations and warranties. As of the date hereof: (i) Optionor is not in bankruptcy, nor has there been any petition or insolvency proceedings filed for the reorganization of Optionor; and (ii) there are no rights, options, or other agreements of any kind to sell or transfer any interest in the Property.

         12. CONDITION OF PROPERTY. It is expressly understood and agreed that COPLP shall accept the Property in its then- "AS-IS, WHERE-IS" condition, subject to all patent and latent defects, if any, with no representation or warranty by Optionor as to the Property's fitness, suitability, habitability, or usability.

         13. ENTIRE AGREEMENT OF PARTIES. This Agreement contains the whole agreement between the parties and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. This Agreement may only be modified in writing, signed by the party against whom enforcement is sought.

         14. NOTICES. All notices shall be in writing, given by certified mail, return receipt requested, to the respective party's address set forth above (which may be changed from time to time in accordance with this paragraph).

         15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding and inure to the benefit of each party's respective heirs, successors and assigns. However, COPLP may not assign or otherwise transfer this Agreement (or any rights hereunder) except to a party (i) which COPLP


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directly or indirectly owns or controls, (ii) into which COPLP is merged or consolidated, or (iii) to which COPLP transfers all or substantially all of its assets.

         The parties have executed this Agreement as of the date first written above.


COPLP
CORPORATE OFFICE PROPERTIES, L.P.

By: CORPORATE OFFICE PROPERTIES TRUST,
         a Maryland REIT, general partner

         By:       /s/ Clay W. Hamlin, III
            -------------------------------------
                  Name:  Clay W. Hamlin, III
                  Title: President & CEO

         Attest:     /s/ Denise J. Liszewski
                ---------------------------------
                  Name:  Denise J. Liszewski
                  Title: V.P. Administration


OPTIONOR
BLUE BELL LAND, L.P.

By:      STRFI, Inc., general partner

         By:       /s/ Clay W. Hamlin, III
            -------------------------------------
                  Name:   Clay W. Hamlin, III
                  Title:  President

         Attest:     /s/ Denise J. Liszewski
                ---------------------------------
                  Name:   Denise J. Liszewski
                  Title:  Asst. Secretary


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                                   EXHIBIT "A"


               [metes and bounds description of Property attached]


                                      -7-


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                              LEGAL DESCRIPTION

     ALL THAT CERTAIN tract or parcel of ground situate in the Township of Whitpain, County of Montgomery, Commonwealth of Pennsylvania, bounded and described according to a Title Survey Plan prepared by Ezra Golub & Associates, Registered Engineers and Registered Land Surveyors of Levittown, PA, dated October 2, 1997, as follows to wit:

     BEGINNING at a point located on the westerly right-of-way line of Penllyn-Blue Bell Pike (80 feet wide), said point also being located on a property corner of lands of now or formerly North Wales Water Authority.

Thence leaving said right-of-way line the following five (5) courses and distances along a common property line with various owners;

1) North fifty three degrees three minutes twenty six seconds West
(N 53-degrees--03'-26" W), one thousand two hundred eighty nine and fifty hundredths feet (1,289.50') to a point; thence,

2) South thirty seven degrees fifty one minutes thirty two seconds West
(S 37-degrees--51'-32" W); six hundred forty two and thirty six hundredths feet (642,35') to a point; thence,

3) South thirty seven degrees thirty eight minutes five seconds West
(S 37-degrees--38'-05" W), two hundred eighty three and nine hundredths feet (283.09') to a point; thence,

4) South fifty three degrees five minutes eleven seconds East
(S 53-degrees--05'-11" E), two hundred and three hundredths feet (200.03') to a point; thence,

5) South thirty seven degrees forty seven minutes twenty one seconds West
(S 37-degrees--47'-21" W), one hundred ninety eight and zero hundredths feet (198.00') to a point, said point also being a common property corner with lands of now or formerly Blue Bell Investment Company;

Thence along said common property line, the following three (3) courses and distances;

1) North fifty two degrees twelve minutes thirty nine seconds West
(N 52-degrees--12'-39" W), one hundred ninety two and zero hundredths feet (192.00') to a point; thence,

2) South thirty seven degrees forty seven minutes twenty one seconds West (S 37-degrees--47'-21" W) thirty and zero hundredths feet (30.00') to a point; thence,

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3) North fifty two degrees twelve minutes thirty nine seconds West
(N 52-degrees--12'-39" W), seven hundred forty three and sixty one hundredths feet (743.61') to a point; said point being a common property corner with other lands of now or formerly Blue Bell Investment Company;

Thence the following (5) courses and distances along said lands;

1) North thirty seven degrees forty seven minutes twenty one seconds East
(N 37-degrees--47'-21" E), three hundred forty and eighty two hundredths feet (340.82') to a point;

2) South fifty two degrees twelve minutes thirty nine seconds East (S 52-degrees--12'-39" E), one hundred forty seven and zero hundredths feet (147.00) to a point; thence,

3) North thirty seven degrees forty seven minutes twenty one seconds East (N 37-degrees--47'-21" E), two hundred seventy three and thirty one hundredths feet (273.31') to a point; thence,

4) North seven degrees twelve minutes thirty nine second West
(N 7-degrees--12'-39" W), eighty four and forty five hundredths feet (84.45') to a point; thence,

5) North thirty seven degrees forty seven minutes twenty one seconds East (N 37-degrees--47'-21" E), six hundred ninety two and eighteen hundredths feet (692.18') to a point; said point being on a common property line with lands of now or formerly Robert and Edna Harris; thence,

Along said common property line between Robert and Edna Harris, South forty eight degrees fifty six minutes five seconds East (S 48-degrees--56'-05" E), six hundred twelve and ninety three hundredths feet (612.93') to a point;

Along a common property line with various adjoining owners, South fifty three degrees twenty eight minutes fifty five seconds East (S 53-degrees--28'-55" E), seven hundred nine and seventy nine hundredths feet (709.79') to a point, said point also being a common property corner with lands of now or formerly Sattlebrook Estates; thence,

Along said line, South fifty two degrees thirty minutes zero seconds East (S 52-degrees--30'-00" E), six hundred fifteen and seventy seven hundredths feet (615.77') to a point on the ultimate right-of-way line of Penllyn-Blue Bell Pike; thence,

Along said northerly right-of-way line of Penllyn-Blue Pike, South thirty seven degrees thirty nine minutes fifty four seconds, West
(S 37-degrees--39'-54" W), one hundred eighty and forty one hundredths feet (180.41') to the first mentioned point and place of [illegible].

SITE BEING P/O MONTGOMERY COUNTY TAX PARCEL NO. 58-00[illegible]
CONTAINING 25.659 ACRES OF LAND MORE OR LESS,
SUBJECT TO ALL EASEMENTS AND RESTRICTIONS OF RECORD.

                                                                    [SEAL]